UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23262	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100 Winter Street Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2009, ModusLink Corporation, SalesLink LLC and SalesLink Mexico Holding Corp. (collectively, the “Borrowers”), each a direct or indirect wholly owned subsidiary of ModusLink Global Solutions, Inc. (the “Company”), entered into the Fifth Amendment (the “Fifth Amendment”) to Second Amended and Restated Loan and Security Agreement with Bank of America, N.A. (as successor by merger to LaSalle Bank National Association) and RBS Citizens, National Association (f/k/a Citizens Bank of Massachusetts), as amended to date (the “Loan Agreement”).

After the execution of the Fifth Amendment, on February 27, 2009, RBS Citizens, National Association (f/k/a Citizens Bank of Massachusetts) sold and assigned its entire interest in and to all of its rights and obligations under the Loan Agreement to The PrivateBank and Trust Company (the “Assignment”). Upon the effectiveness of the Assignment, on February 27, 2009, the Borrowers entered into the Sixth Amendment (the “Sixth Amendment” and, together with the Fifth Amendment, the “Amendments”) to the Loan Agreement with Bank of America, N.A. (as successor by merger to LaSalle Bank National Association) and The PrivateBank and Trust Company (as successor by assignment to RBS Citizens, National Association (f/k/a Citizens Bank of Massachusetts)).

The Sixth Amendment amended the Loan Agreement to, among other things: (i) evidence the Assignment; (ii) increase the non-use fee from 0.35% to the product of (x) the average daily unused portion of the Aggregate Revolving Credit Commitment, as defined, and (y) 0.50%; (iii) amend certain definitions, including the definition of Borrowing Base (now defined as the lesser of (x) the Aggregate Revolving Credit Commitment, as defined and (y) 80% of Eligible Receivables, as defined, plus the lesser of (A) 50% of Eligible Inventory, as defined, or (B) $5,000,000); (iv) alter financial covenants, including the introduction of a new financial covenant, minimum global cash of $60,000,000, and a reduction of minimum required Capital Funds, as defined, from $330,000,000 to $163,000,000; (v) amend negative covenants, including reducing the amount of allowed Capital Expenditures, as defined; and (vi) change the interest rate, as set forth in the Sixth Amendment. The Fifth Amendment decreased the maximum amount that may be borrowed under the Loan Agreement from $45,000,000 to $35,000,000.

Except as is modified by the Amendments, a description of the Loan Agreement is incorporated herein by reference to (i) Item 1.01 of the Company’s Current Report on Form 8-K dated October 31, 2005 (filed on November 3, 2005) (File No. 000-23262) and (ii) Item 1.01 of the Company’s Current Report on Form 8-K dated October 30, 2008 (filed on November 5, 2008) (File No. 000-23262). The foregoing description is subject to, and qualified in its entirety by, the Amendments filed as exhibits hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A description of the Amendments is contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed in the Exhibit Index below are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModusLink Global Solutions, Inc.

Date: March 5, 2009	By:	/s/ Steven G. Crane
Steven G. Crane Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment to Second Amended and Restated Loan and Security Agreement, dated as of February 27, 2009, by and among ModusLink Corporation, SalesLink LLC and SalesLink Mexico Holding Corp., Bank of America, N.A. (as successor by merger to LaSalle Bank National Association) and RBS Citizens, National Association (f/k/a Citizens Bank of Massachusetts).

10.2	Sixth Amendment to Second Amended and Restated Loan and Security Agreement, dated as of February 27, 2009, by and among ModusLink Corporation, SalesLink LLC and SalesLink Mexico Holding Corp., Bank of America, N.A. (as successor by merger to LaSalle Bank National Association) and The PrivateBank and Trust Company (as successor by assignment to RBS Citizens, National Association (f/k/a Citizens Bank of Massachusetts)).

10.3	Second Replacement Second Amended and Restated Revolving Credit Note dated February 27, 2009 issued by ModusLink Corporation, SalesLink LLC and SalesLink Mexico Holding Corp. to Bank of America, N.A.

10.4	Second Replacement Second Amended and Restated Revolving Credit Note dated February 27, 2009 issued by ModusLink Corporation, SalesLink LLC and SalesLink Mexico Holding Corp. to The PrivateBank and Trust Company.

99.1	Description of Second Amended and Restated Loan and Security Agreement, dated October 31, 2005, is incorporated herein by reference to Item 1.01 of the Registrant’s Current Report on Form 8-K dated October 31, 2005 (filed on November 3, 2005) (File No. 000-23262).

99.2	Description of Fourth Amendment to Second Amended and Restated Loan and Security Agreement, dated October 30, 2008, is incorporated herein by reference to Item 1.01 of the Registrant’s Current Report on Form 8-K dated October 30, 2008 (filed on November 5, 2008) (File No. 000-23262).